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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                        DATE OF REPORT: DECEMBER 15, 1998
                        (Date of earliest event reported)




                              SUN COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)




MARYLAND                    COMMISSION FILE NO. 1-12616        38-2730780
(State of Organization)                                  (IRS Employer I.D. No.)



                              31700 MIDDLEBELT ROAD
                                    SUITE 145
                        FARMINGTON HILLS, MICHIGAN 48334
                    (Address of principal executive offices)



                                 (248) 932-3100
              (Registrant's telephone number, including area code)




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ITEM 5.           OTHER EVENTS.

                  On December 15, 1998, directors, employees and consultants of Sun Communities, Inc. purchased approximately $25.5 million of newly issued shares of common stock of Sun Communities, Inc. and common OP Units in Sun Communities Operating Limited Partnership at a price of $31.75 per share/OP Unit. These purchases were financed by a 5-year personal loan program established by Bank One Corporation. Participants in the loan program are personally responsible for repayment of their respective loans and Sun Communities, Inc., Sun Communities Operating Limited Partnership and certain of their affiliates (collectively, the "Company") guaranteed repayment of the loans in order to facilitate the transaction. Participants in the loan program have agreed to fully indemnify the Company against all liabilities arising under such guaranty.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 23, 1998     SUN COMMUNITIES, INC., a Maryland corporation


                             By:   /s/ Jeffrey P. Jorissen
                                   --------------------------------------------
                                   Jeffrey P. Jorissen, Senior Vice President,
                                   Treasurer, Chief Financial Officer, and
                                   Secretary










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